Shareholder Vote Results (Unaudited)

A Special Meeting of Shareholders of Schwab Investments (the Trust) was held on December 11, 2015, for the purpose of seeking shareholder approval to elect the following individuals as trustees of the Trust: Walter W. Bettinger II, Marie A. Chandoha, Joseph R. Martinetto, Robert W. Burns, John F. Cogan, Stephen T. Kochis, David L. Mahoney, Kiran M. Patel, Kimberly S. Patmore, Charles A. Ruffel, Gerald B. Smith, and Joseph H. Wender. The number of votes necessary to conduct the Special Meeting and approve the proposal was obtained. The results of the shareholder vote are listed below:
Proposal To elect each of the

following individuals as trustees
of the Trust:
For
Withheld

Walter W. Bettinger II		455,044,237.249		36,419,955.557

Marie A. Chandoha
477,959,152.412
13,505,040.394

Joseph R. Martinetto
477,030,357.012
14,433,835.794

Robert W. Burns
			477,007,412.045
		14,456,780.761

John F. Cogan
474,418,782.095
  	17,045,410.711

Stephen T. Kochis
475,828,281.753
15,635,911.053

David L. Mahoney
		475,556,592.663
		15,907,600.143

Kiran M. Patel
475,521,368.945
15,942,823.861

Kimberly S. Patmore
477,086,785.812
		14,377,406.994

Charles A. Ruffel
476,771,942.158
		14,692,250.648

Gerald B. Smith
474,861,961.806
16,602,231.000

Joseph H. Wender
474,877,465.494
		16,586,727.312
































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